Exhibit 99.1

BioTime’s Subsidiary OncoCyte Corporation Provides an Update on the Development of the Novel Pan-Cancer Diagnostic Product PanC-DxTM

- An annual PanC-DxTM blood test could be the future alternative to the mammogram as the frontline screening method for breast cancer -

ALAMEDA, Calif.--(BUSINESS WIRE)--March 22, 2012--BioTime, Inc. (NYSE Amex: BTX) and BioTime’s subsidiary OncoCyte Corporation today provided a progress report on the development of PanC-DxTM, a novel diagnostic device developed at BioTime and OncoCyte to detect the presence of various human cancers, including cancers of the breast, lung, bladder, uterus, stomach, and colon, during routine check-ups. By facilitating early non-invasive cancer detection, PanC-DxTM could lead to more successful therapeutic outcomes while reducing the costs of cancer monitoring and globally increasing the availability of affordable cancer screening. OncoCyte first announced the development of PanC-DxTM during December 2011 and has achieved several key advances since then, including:

  Evaluation of over 50 potential cancer biomarkers discovered by OncoCyte and BioTime using antibody-based ELISA technology in blood serum samples from a proprietary sample bank derived from over 600 donors, including patients with cancers of the breast, colon, and pancreas, as well as healthy volunteers;
  Selection of 7 of the newly discovered serum markers demonstrated to be significantly elevated in cancer patients as compared to healthy controls;
  Initiation of plans for the commercial development and manufacture of monoclonal antibodies to these markers for potential inclusion in PanC-DxTM test kits;
  Completion of experiments characterizing one of the seven priority cancer biomarkers discovered using OncoCyte’s proprietary cancer microarray dataset, and submission of a manuscript summarizing this work, which demonstrates the localization of the marker in breast cancer but not in healthy breast tissue, to a peer-reviewed scientific journal for publication; and
  Validation of cancer biomarkers by assessing levels in cancer patients using two distinct methodologies, which will permit the selection of the most robust markers for inclusion in PanC-DxTM with the aim of achieving superior diagnostic accuracy.

OncoCyte intends to launch PanC-DxTM in Europe in 2014, before seeking the required approval by the Food and Drug Administration to market PanC-DxTM in the United States.

Based on substantial unmet needs, large markets, and data generated thus far from patient serum screening, OncoCyte is initially focusing its efforts on biomarkers associated with breast and colorectal cancers, and especially on detectable amounts of several cancer-associated biomarkers in patients with early-stage disease. The apparent high correlation of certain combinations of biomarkers in breast and colorectal cancer has identified these two diseases as promising initial targets. In particular, OncoCyte envisions that if its laboratory findings are validated in larger clinical trials, PanC-DxTM may be used as a routine blood test that could be performed in women of any age and at any desired frequency to detect breast cancer. Advantages over conventional mammography may include comparable or improved accuracy achieved with simultaneous reductions in cost, time, and even risk, because unlike mammography, PanC-DxTM does not involve the exposure of patients to potentially harmful radiation.

“OncoCyte has made substantial progress in the development of PanC-DxTM since we first announced our plans for this product back in December,” said Joseph Wagner, Ph.D., CEO of OncoCyte. “The results of our laboratory testing demonstrate that we have developed a new class of blood test that can detect the presence of protein biomarkers for cancer. These results are not only compelling from a product development and commercialization point of view, but they also validate our use of gene expression-based microarray technology to develop a diagnostic product that will address large unmet needs. The advances towards our milestones made this quarter keep us on track for European CE marking in 2014.”

“The development of PanC-DxTM has been the result of substantial innovation by scientists at BioTime and OncoCyte. Many of the cancer markers discovered thus far have not previously been detected in the blood of cancer patients, nor have the presence of the markers previously been associated with various types of cancer,” said Michael West, Ph.D., CEO of BioTime. “Not only has OncoCyte discovered specific genetic markers associated with cancer, it has developed a rapid low cost method for correlating the presence of those markers to the presence of cancer, and is currently manufacturing a set of monoclonal antibodies that can be used to test for the presence of the markers in the patient’s blood. The recent Supreme Court decision in Mayo Collaborative Services v. Prometheus Laboratories, Inc. will need to be considered in determining whether certain diagnostic methods can be patented, since the Court denied patent protection for the use of a mathematical correlation of the presence of a well known naturally occurring metabolite as a means of determining proper drug dosage. But the decision was based on a finding that the claimed correlation was the result of entirely natural processes and thus ran afoul of the prohibition on patenting laws of nature. Like other developers of diagnostic products we are evaluating this new Supreme Court decision and are waiting to see how this decision will be applied by the lower courts and the USPTO. But since PanC-DxTM provides a significant improvement over current cancer detection methods by combining an innovative methodology with newly discovered compositions of matter, we believe that this Supreme Court decision should not preclude the availability of patent protection for OncoCyte’s new product.”

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, culture media, and differentiation kits. BioTime's wholly owned subsidiary ES Cell International Pte. Ltd. has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-DxTM currently being developed for the detection of cancer in blood samples, and therapeutic strategies using vascular progenitor cells engineered to destroy malignant tumors. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's newest subsidiary, LifeMap Sciences, Inc., is developing an online database of the complex cell lineages arising from stem cells to guide basic research and to market BioTime's research products. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low-temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, LifeMap Sciences, and ESI can be found on the web at www.biotimeinc.com.

About OncoCyte Corporation

OncoCyte Corporation is a majority-owned privately-held subsidiary of BioTime, Inc. OncoCyte's mission is to develop novel products for the diagnosis and treatment of cancer based on embryonic stem cell-derived technology in order to improve both the quality and length of life of cancer patients. OncoCyte's molecular diagnostics division is developing products that should provide for earlier detection and more effective treatment of numerous cancers. In addition to its diagnostic product line, OncoCyte is developing cellular therapies to treat cancer based on the unique biology of vascular precursor cells. The goal of OncoCyte's therapeutic research efforts is to derive vascular cells that can be engineered to deliver a toxic payload to the developing blood vessels of a malignant tumor to destroy the tumor without killing nearby normal tissues in the body. Additional information on OncoCyte can be found on the web at www.oncocyte.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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BioTime, Inc.
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or
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